Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Freight Technologies, Inc.

Term Promissory Note

Dated: March 11, 2024 (the “Issuance Date”)	$750,000

FOR VALUE RECEIVED, Freight Technologies, Inc., a British Virgin Islands company (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of [Freight Opportunities LLC], a limited liability company organized and existing under the laws of the State of Delaware, or registered assigns (the “Holder”) the principal sum of $750,000 (the “Principal Amount”) pursuant to the terms of this Term Promissory Note (this “Term Note”). The consideration to the Maker for this Term Note is $750,000.00 (the “Consideration”) in United States currency.

The maturity date of this Term Note shall be one (1) year from the Issuance Date (the “Maturity Date”) and is the date upon which the Principal Amount shall be due and payable. This Term Note may be repaid in whole or in part pursuant to the terms set forth herein. This Note is unsecured.

All payments under or pursuant to this Term Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Term Note Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by Holder to the Maker.

1.1 Purchase Agreement. This Term Note has been executed and delivered pursuant to, and the Term Note issued pursuant to, the Term Note Purchase Agreement, dated as of March [ ], 2024 (as the same may be amended from time to time, the “Agreement”), by and among the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Agreement.

1.2 Interest. The “Interest Rate” shall reset daily and accrue at a rate of eight percent (8%) per annum. Interest hereunder shall be due and payable on the date that is the earlier of (a) Maturity, or (b) the date on which any portion of the Term Note is repaid Interest on such portion is due.

1.3 Reserved.

1.4 Prepayment. At any time after the Issuance Date, subject in all cases to the terms of the Purchase Agreement, the Maker may repay any portion of the Outstanding Principal Amount without penalty. If the Company raises capital through the sale of Equity Interests or New Securities (as defined in the Agreement) for cash, the Company shall to direct 100% of such net proceeds from such issuance to repay the Term Note. Any prepayment shall include interest due on the portion of the Term Note prepaid accrued up to the prepayment date.

1.5 Reserved.

1.6 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.7 Transfer. This Term Note may be transferred or sold, subject to the provisions of Section 9.11 of the Agreement, or pledged, hypothecated or otherwise granted as security by the Holder.

1.8 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Term Note (or any replacement hereof), or, in the case of a mutilation of this Term Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9 Use of Proceeds. The Maker shall use the proceeds of this Term Note as set forth in the Agreement.

1.10 Reserved.

1.11 Status of Note. The obligations of the Maker under this Term Note shall rank junior to all other existing Indebtedness of the Company and Indebtedness owing pursuant to the existing Asset-Based Facility. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker or any class of shares of the Maker, an amount equal to the sum of the Outstanding Principal Amount, plus any accrued Interest or fees pursuant the this Term Note or the Purchase Agreement. For purposes of this Term Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

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ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Term Note shall mean the occurrence of any of the events of default defined in the Agreement, and any of the additional events described below (unless the Event of Default is waived in writing by the Lender):

(a) Following a three (3) Business Day opportunity to cure, any default in the payment of the Principal Amount hereunder when due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall materially fail to observe or perform any other material covenant, condition or agreement contained in this Term Note or any Transaction Document;

(c) Reserved;

(d) any representation or warranty made by the Maker herein or in the Purchase Agreement or this Term Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(e) the Maker or any of its subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(f) the Maker or any of its subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(g) a proceeding or case shall be commenced in respect of the Maker or any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

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(h) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against or entered into one or more of the Company and its subsidiaries, excluding the matter set forth on Schedule 2.1(j);

(i) Reserved;

(j) Reserved;

(k) the Maker consummates a “going private” transaction and as a result Ordinary Shares are no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(l) Reserved;

(m) Reserved;

(n) any of the Key Executives is indicted or convicted of a felony; or

(o) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its subsidiaries taken as a whole which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents.

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default that has not been remedied within ten (10) Business Days, Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.

(b) Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two (2) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsections of Section 2.1 hereof under which such Event of Default has occurred.

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(c) If an Event of Default shall have occurred and shall not have been remedied within ten (10) Business Days, provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(i), or 2.1(j), the Holder may at any time at its option declare the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. Upon the occurrence of an Event of Default described in clauses Sections 2.1(i) or (j) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3

3.1 Reserved.

ARTICLE 4

4.1 Covenants. For so long as the Term Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its subsidiaries to, comply with its obligations under this Term Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e) Reserved.

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(f) Reserved.

(g) Reserved.

(h) Reserved.

ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service (or an equivalent carrier in Mexico), or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Term Note for any other purpose.

5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Term Note shall be cumulative and in addition to all other remedies available under this Term Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Term Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Term Note, including, without limitation, reasonable advisor and attorneys’ fees and expenses.

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5.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party. The Holder shall have the right to assign this Term Note hereunder without notice to or the consent of the Maker provided such transferee agrees in writing to be bound, by the provisions of the Agreement that apply to the “Lender” and such transferee is an accredited investor.

5.7 Amendments; Waivers. No provision of this Term Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Term Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Compliance with Securities Laws. The Holder of this Term Note acknowledges that this Term Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Term Note in violation of securities laws. This Term Note and any Term Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS TERM NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Term Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Term Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

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(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.12 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Asset-Based Facility” means (i) that certain existing revolving credit facility between the Company and Capital Foundry or (ii) a similar successor credit facility that is secured by a first priority, senior lien on the Maker’s accounts receivable and unbilled accounts receivable and receipts thereon; provided that the financial and other material terms of any such successor credit facility are, at the Maker’s discretion, no less favorable to the Maker and the Holder than those of the existing Capital Foundry facility.

(b) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $500,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $500,000 in the aggregate in any fiscal year; (f) all synthetic leases; (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; (h) trade debt; and (i) endorsements for collection or deposit. Notwithstanding the foregoing, Indebtedness shall not include the balances of the Maker’s accounts payable, accrued expenses, insurance financing payable and income taxes payable.

(c) “Key Executives” means each of Don Quinby (CFO) and Javier Selgas (CEO).

(d) “Mandatory Default Amount” means an amount equal to the sum of the Outstanding Principal Amount accrued but unpaid interest.

(e) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any prepayments pursuant to the terms hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

Freight Technologies, Inc.

By:	/s/ Javier Selgas
Name:	Javier Selgas
Title:	Chief Executive Officer